Exhibit 5.3

12670 High Bluff Drive San Diego, California 92130 Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

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November 10, 2020	Düsseldorf	San Diego
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Milan

Phathom Pharmaceuticals, Inc.

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

Re:	Registration Statement on Form S-3; 14,499,416 Shares of Common Stock of Phathom Pharmaceuticals, Inc., par value $0.0001 per share

Ladies and Gentlemen:

We have acted as special counsel to Phathom Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by certain selling stockholders (the “Selling Stockholders”) named in the Prospectus (as defined below) of 14,499,416 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The Shares include (i) 6,911,416 shares of Common Stock issued by the Company to the Selling Stockholders (the “Common Shares”) and (ii) 7,588,000 shares of Common Stock issuable upon the exercise of warrants issued to the Selling Stockholders (the “Warrant Holders”) by the Company (the “Warrants,” and the Shares of Common Stock issuable upon exercise, against payment therefor in the manner contemplated by the Warrants, of the Warrants, the “Warrant Shares”). The Shares are included in a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2020.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The issue and sale of the Common Shares have been duly authorized by all necessary corporate action of the Company and the Common Shares are validly issued, fully paid and nonassessable.

2.

The issue of the Warrant Shares has been duly authorized by all necessary corporate action of the Company, and when the Warrant Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Warrant Holders, and have been issued by the Company upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion 2, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

November 10, 2020

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP